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                                                                    EXHIBIT 99.2

                   [DONALDSON, LUFKIN & JENRETTE LETTERHEAD]

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated September 14, 1999, to the Board of Directors of Halter Marine Group, Inc. (the "Company" or "Halter Marine") as Annex H to the Proxy Statement/Prospectus of the Company relating to merger between Halter Marine Group, Inc. and Friede Goldman International Inc. and (ii) all references to DLJ in the Proxy Statement/Prospectus including the summary and sections captioned Opinions of Financial Advisory -- Halter Marine's Financial Advisor of the Joint Proxy Statement of Halter Marine and Friede Goldman International Inc. which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                       DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION



                                       By:  /s/ J. Kent Sweezey
                                            --------------------------------
                                            J. Kent Sweezey
                                            Managing Director

New York, New York
September 24, 1999

                                EX 99.2 - Page 1